UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2007

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 861-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Agreements Relating to Notes Offering

On April 12, 2007, in connection with the registrant's (referred to as "RAIT", "we", "us" or "our" in this current report) private offering of 6.875% Convertible Senior Notes due 2027 (the "Notes") pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), we and our wholly-owned subsidiares, RAIT Partnership, L.P. and RAIT Asset Holdings, LLC (collectively referred to as the "Guarantors"), entered into a Purchase Agreement (the "Purchase Agreement") with Bear, Stearns & Co. Inc. (the "Initial Purchaser") pursuant to which we agreed to sell, and the Initial Purchaser agreed to purchase, $350 million aggregate principal amount of Notes for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act through the Initial Purchaser. The Purchase Agreement also granted to the Initial Purchaser an over-allotment option to purchase up to an additional $75 million aggregate principal amount of Notes. The Initial Purchaser subsequently exercised the over-allotment option in full, and, at a closing on April 18, 2007, the Initial Purchaser acquired $425 million aggregate principal amount of the Notes. The Notes were issued pursuant to an indenture (the "Indenture") dated as of April 18, 2007, among us, the Guarantors and Wells Fargo Bank, N.A., as trustee.

The Notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the Notes are effectively subordinated to all secured indebtedness of ours. In addition, the Notes are effectively subordinated to the preferred equity and liabilities, whether secured or unsecured, of our subsidiaries that are not guarantors of the Notes. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Guarantors. The guarantee of the Notes by each Guarantor is its senior unsecured obligation and will rank equally with all of its other senior unsecured indebtedness and be effectively subordinated to its secured indebtedness.

The Notes bear interest at a rate of 6.875% per year. Interest accrues from April 18, 2007 and will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2007. The Notes mature on April 15, 2027 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.

Prior to April 20, 2012, we may not redeem the Notes except to preserve our status as a real estate investment trust for U.S. federal income tax purposes. However, on or after April 20, 2012, we may redeem the Notes, in whole or in part, upon prior written notice to holders of the Notes, for cash equal to 100% of the principal amount of the Notes to be redeemed plus any unpaid interest accrued to the redemption date.

Holders of Notes may require us to repurchase their Notes in whole or in part on April 15, 2012, April 15, 2017 and April 15, 2022 for cash equal to 100% of the principal amount of the Notes to be repurchased plus any unpaid interest accrued to the repurchase date. If we undergo certain change in control transactions prior to April 20, 2012, holders of Notes may require us to repurchase their Notes in whole or in part for cash equal to 100% of the principal amount of the Notes to be repurchased plus any unpaid interest accrued to the repurchase date.

Holders may convert their Notes based on the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after April 15, 2026 and also under any of the following circumstances:

- during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter), if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 120% of the conversion price per common share in effect on the applicable trading day;

- during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the Notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

- if those Notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

- upon the occurrence of change in control transactions specified in the Indenture; or

- if our common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

By delivering to the holder cash and common shares, if any, we will satisfy our obligation with respect to the Notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

The initial conversion rate for each $1,000 principal amount of Notes is 28.6874 of our common shares, payable in cash and, at our election, our common shares, as described in the Indenture. This is equivalent to an initial conversion price of $34.86 per common share. In addition, if certain change in control transactions occur prior to April 20, 2012 and a holder elects to convert Notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional common shares based on the date such transaction becomes effective and the price paid per common share in such transaction. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly common share cash dividend of $0.80 per share, but will not be adjusted for accrued and unpaid interest on the Notes.

Upon the conversion of Notes we will deliver cash and, at our election, common shares, with an aggregate value (the "Conversion Value") equal to the conversion rate multiplied by the average price of our common shares over the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion as follows: (i) an amount in cash (the "Principal Return") equal to the lesser of (a) the principal amount of the converted Notes and (b) the Conversion Value and (ii) if the Conversion Value is greater than the Principal Return, an amount with a value equal to the difference between the Conversion Value and the Principal Return (the "Net Amount"). The Net Amount may be paid, at our option, in cash, our common shares or a combination of cash and our common shares. We refer to any cash delivered upon the conversion of Notes as part of the Net Amount as the "Net Cash Amount" and we refer to any of our common shares delivered upon the conversion of Notes as the "Net Shares." Any portion of the Net Amount that we elect to issue as Net Shares will be equal to the sum of the Daily Share Amounts (defined below) for each trading day in the 10 consecutive trading-day period referred to above, except that we will pay cash in lieu of any fractional common shares issuable, at our option, as Net Shares based on the average price of our common shares over the 10 consecutive trading-day period referred to above. The " Daily Share Amount" for each $1,000 principal amount of Notes and each trading day in the applicable conversion period is equal to the greater of:(x)zero and (y) a number of our common shares determined by the following formula: ((closing sale price of our common shares on such trading day x applicable conversion rate) – ($1,000 + net cash amount, if any)) divided by (10 x closing sale price of our common shares on such trading day).

Holders of Notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common shares).

We agreed to file with the SEC within 90 calendar days after the original issuance of the Notes, and to use our reasonable best efforts to cause to become effective within 180 calendar days after the original issuance of the Notes, a shelf registration statement, or otherwise make a shelf registration statement available, with respect to the resale of the common shares that may be issuable upon conversion of the Notes. The registration rights agreement will not cover resales of the Notes. If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the Notes.

The net proceeds from the sale of the Notes are estimated to be approximately $414.3 million after deducting the discount payable to the initial purchaser and estimated offering expenses. We used $74.3 million of the net proceeds to repurchase common shares and we expect to use the balance for general trust purposes, principally investment in our targeted asset classes.

Events of Default, Notice and Waiver

The following are events of default under the Indenture:

- default in the payment of any principal amount or any redemption price or repurchase price due with respect to the Notes, when the same becomes due and payable;

- default in payment of any interest (including additional interest or special interest, if any) under the Notes, which default continues for 30 days;

- default in the delivery when due of amounts owing upon conversion, whether due in cash or common shares, upon exercise of a holder’s conversion right in accordance with the Indenture and the continuation of such default for 10 days;

- our failure to provide notice of the occurrence of a change in control when required under the Indenture, which default continues for 5 days;

- our failure to comply with any other term, covenant or agreement in the Notes or the Indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the Notes, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

- default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of ours or of any significant subsidiary (as such term is defined in Regulation S-X promulgated under the Securities Act) of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the Notes;

- any guarantee of the Notes by a significant subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any guarantor or RAIT not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such guarantee;

- failure by us or any of our subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 30 days; and

- certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

If an event of default specified in the last bullet point listed above occurs with respect to us, the principal amount of the Notes and accrued and unpaid interest (including additional interest and special interest, if any) on the outstanding Notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest (including additional interest and special interest, if any) on the outstanding Notes to be due and payable immediately. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

On April 18, 2007, RAIT issued a press release announcing the completion of the offering of the Notes and other information in connection with the offering pursuant to Rule 135c under the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Other Relationships of the Parties

The Initial Purchaser acted as placement agent and structuring agent for two collateralized debt obligations ("CDOs")managed by an affiliate of Taberna Realty Finance Trust, RAIT's subsidiary acquired by merger in December 2006, and three CDOs managed by an affiliate of Cohen Brothers LLC ("Cohen & Company") in 2006 and 2007. In connection with these transactions, the Initial Purchaser received approximately $31.5 million in fees. Since January 1, 2005 the Initial Purchaser has also provided warehouse facilities, repurchase agreements and hedging services to Taberna and Cohen & Company related to the CDOs managed by those entities for which the Initial Purchaser received customary fees. In addition, pursuant to agreements between the Initial Purchaser and Cohen & Company, the Initial Purchaser has received an aggregate of approximately $25.5 million in compensation since January 1, 2005 for introducing certain issuers of trust preferred securities ("TruPS") to Cohen & Company. From time to time in the ordinary course of business, Taberna has and expects to continue to acquire residential mortgage and other real estate-related loans from the Initial Purchaser and its affiliates. The Initial Purchaser also acted as joint book-running underwriter in our January 2006 equity offering and the November 2006 equity offering by Alesco Financial Inc., sole global coordinator and sole book-running manager in a private placement for EuroDekania Limited, and as placement agent in a loan by Taberna to a third party, and received customary fees in each case. Alesco Financial Inc. and EuroDekania Limited are affiliates of Cohen & Company. Daniel G. Cohen, our Chief Executive Officer and a trustee, is the Chairman of Alesco and owns a majority of the interests in Cohen & Company.

In addition, Mr. Cohen has a $10 million line of credit with an affiliate of the Initial Purchaser that is secured by a pledge of our common shares.

Item 1.02 Termination of a Material Definitive Agreement.

On April 16, 2007 we delivered a notice to KeyBank (defined below) cancelling, in accordance with its terms, the Revolving Credit Agreement (the "Credit Agreement") dated as of October 24, 2005 among RAIT, RAIT Partnership, L.P., and RAIT Asset Holdings, LLC, as borrowers, certain subsidiaries of the borrowers from time to time party thereto, as guarantors, the lenders from time to time party thereto, KeyBank National Association, as administrative agent ("KeyBank"), Bank of America, N.A., as syndication agent and KeyBanc Capital Markets, as sole lead arranger and sole book manager. All of our outstanding balances under the Credit Agreement were paid in full as of April 10, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1 Indenture dated as of April 18, 2007 among RAIT Financial Trust, as issuer, RAIT Partnership, L.P. and RAIT Asset Holdings, LLC, as guarantors, and Wells Fargo Bank, N.A., as trustee.

4.2 Registration Rights Agreement dated as of April 18, 2007 between RAIT Financial Trust and Bear, Stearns & Co. Inc.

10.1 Purchase Agreement dated April 12, 2007 Between RAIT Financial Trust and Bear, Stearns & Co. Inc.

10.2 Notation of Guarantee by RAIT Partnership, L.P. and RAIT Asset Holdings, LLC, as guarantors.

99.1 Press Release dated April 18, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

April 18, 2007	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Indenture dated as of April 18, 2007 among RAIT Financial Trust, as issuer, RAIT Partnership, L.P. and RAIT Asset Holdings, LLC, as guarantors, and Wells Fargo Bank, N.A., as trustee.
4.2	Registration Rights Agreement dated as of April 18, 2007 between RAIT Financial Trust and Bear, Stearns & Co. Inc.
10.1	Purchase Agreement dated April 12, 2007 Between RAIT Financial Trust and Bear, Stearns & Co. Inc.
10.2	Notation of Guarantee by RAIT Partnership, L.P. and RAIT Asset Holdings, LLC, as guarantors.
99.1	Press Release